Exhibit 99
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
ANNOUNCES UPDATED FIRST QUARTER EARNINGS GUIDANCE AND INTRODUCES SECOND QUARTER GUIDANCE

PHOENIX, ARIZONA —
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) (the "Company" or "Knight-Swift") today announced an update to its earnings guidance for the first quarter of 2026 and introduced guidance for second quarter operating performance.
Based on preliminary results and a number of developments largely isolated to the first quarter, the Company now expects Adjusted EPS(1) for the first quarter of 2026 will range from $0.08 to $0.10 (which is an update from the previously-announced expectation of $0.28 to $0.32). The revised first quarter earnings guidance reflects the following developments, which affect both GAAP and non-GAAP results for the quarter:
•$0.08 per share negative impact from claims development in our less-than-truckload (LTL) segment, primarily related to a large unfavorable arbitration award on a 2022 incident
•$0.05 per share negative impact from project business in our warehousing business included in our All Other Segments being deferred into the second and third quarters, partly attributable to the weather-related disruption in the first quarter
•$0.02 per share negative impact for an adverse decision on VAT reimbursement in Mexico related to prior tax years
•An estimated $0.05 - $0.06 per share negative impact due to severe winter weather disruptions in January and sharply rising fuel prices in March
Additionally, the Company expects Adjusted EPS(1) for the second quarter of 2026 to range from $0.45 to $0.49. This range represents a larger than normal sequential increase in quarterly results as the first quarter events cited above are not expected to recur and because freight market fundamentals are improving exiting the quarter. The Company’s projection reflects recent trends in volumes, spot rates, and bid activity, as well as expectations for a continued seasonal build in freight demand for both truckload and less-than-truckload services.
Adam Miller, CEO of Knight-Swift commented, “While the winter weather negatively impacted volumes and operating costs more than typical for a first quarter, it also exposed the reduction in truckload capacity to all stakeholders, which is very meaningful for ongoing bid activity. Similarly, the rapid increase in fuel costs was a headwind to earnings in March, but we believe this will add to the existing downward trend in supply in the truckload industry. The truckload market continues to tighten, and the bid environment is rapidly evolving while our leading presence in the one-way market grows increasingly valuable to shippers. All things considered, we are more optimistic about the earnings opportunity for our businesses over the next several quarters than we were three months ago. We expect to build momentum in the coming months as more bids run their course and new pricing and volume awards are realized in the operating results, as we continue our cost and operational initiatives, and as we anticipate more spot and project opportunities than we have seen in recent years.”
The Company’s Adjusted EPS(1) ranges are based on the current freight market, recent trends, and the current beliefs, assumptions, and expectations of management.
1Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization as well as non-cash impairments and certain unusual items, if any.

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies providing multiple truckload, LTL, intermodal and logistics services. Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest truckload fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.
Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "believe," "may," "could," "will," "would," "should," "expects," "designed," "likely," "foresee," "goals," "seek," "target," "forecast," "estimates," "projects," "anticipates," "plans," "address," "intends," "hopes," "strategy," "objective," "mission," "continue," "maintain," "ongoing," "outlook," "potential," "feel," "predicts," "budgets," and similar terms and phrases. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to expected Adjusted EPS, the future freight environment (including, without limitation, rates, volumes, capacity, project opportunities, and seasonality), and the expected impact of our cost and execution initiatives. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Forward looking statements are subject to various risks and uncertainties, including, but not limited to current beliefs, assumptions, and expectations of management, and those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission. Our preliminary results for the first quarter of 2026 have not been subjected to all the review procedures associated with the release of actual financial results and are premised on certain assumptions. Readers should review and consider the factors that may affect future results and other disclosures in Part I, Item 1A., Risk Factors, in Knight-Swift’s Annual Report on Form 10-K for the year ended December 31, 2025, and various disclosures in other press releases, stockholder reports, and filings with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

Contact: Adam Miller, CEO, Andrew Hess, CFO, or Brad Stewart, Treasurer and SVP - (602) 606-6349